Exhibit 10(n)
[English Translation —
Original in French]
[The Scotts Company letterhead]
EMPLOYMENT CONTRACT FOR AN UNLIMITED TIME
FOR Mr. Claude LOPEZ – French Nationality
Note in margin:
Exact beginning date to be confirmed [initials]
Dear Sir:
We hereby confirm your hiring at the SCOTTS FRANCE SAS General Corporate Office, beginning on July 1, 2001 (to be confirmed), in the position of:
EXECUTIVE DIRECTOR OF SCOTTS FRANCE
Subject to the standard three-month trial period and the physical examination for employment purposes.
Accordingly, you will report to the Scotts International Director, General Public Division.
This Contract is subject to the provisions of the Chemical Industries National Collective Agreement, Amendment III, and to the following specific conditions:
1. This Contract is executed for an unlimited time. However, if it is continued to that point, your employment will be terminated when you have reached the standard retirement age currently in force in our company at such a time.
2. Your status in our company is subject to the following conditions, which shall remain in effect irrespective of any changes such as may eventually take place in your job assignments:
•	You will be held to professional secrecy, during the time that you are with our Company, and after your departure therefrom, if such occurs, irrespective of the reason therefor.

•	You also hereby agree not to work for a competing firm, even temporarily, or as a consultant, while occupying your position.

•	Your job assignments may be subsequently changed, if such is required in the interests of the Group.
3. You are hereby attached to Group V, ENGINEERS & EXECUTIVE STAFF.
SCOTTS FRANCE SAS, a simplified joint-stock company, with equity capital of FR 36,000,000, entered in the Lyon Corporate and Trade Registry under number 446 720 427 RCS
CL

Contract – Mr. Claude Lopez
3. You are hereby attached to Group V, ENGINEERS & EXECUTIVE STAFF.
4. Your Category: 880
5. Your professional sector is the Commercial sector.
6. Your annual gross pay is 1,182,000 francs for thirteen months. Moreover, inasmuch as you will belong to the Scotts International Management staff and to Scotts geographical locations, you will receive an expatriation bonus, as defined in Article 81-A-III of the General Tax Code.
It will be paid monthly in advance, and is calculated at 10% of your base salary, i.e., 118,200 francs. The details of this bonus are set forth in an amendment to this Contract.
7. You are eligible to an annual incentive, which may reach 40% of your annual pay (annual base salary + expatriation bonus), in case goals are 100% met, and even beyond this amount, up to 96% in case annual goals are exceeded, in accordance with the SCOTTS France Regulations on Variable Shares.
8. In October 2001, you will receive a one-time allotment of 5000 Scotts stock options, in addition to an annual allotment of 3000 stock options.
9. You will have a company vehicle at your disposal, in accordance with Scotts policy on company vehicles. This benefit will figure as payment in kind on your pay slip.
10. Upon commencement of your employment with Scotts France, you will receive a one-time bonus of 400,000 francs.
11. Scotts will pay the moving costs of your goods and your family to the Lyon area, based on 2 estimates from different providers. To facilitate your living arrangements, you will also receive the assistance of a specialized “relocation” firm. Should you choose to lease your lodgings, Scotts will also cover the agency fees as well as the first six months of rent, up to the limit of the amount deemed usual in the area.

Contract – Mr. Claude Lopez
12. In the case that, during the first two years of your tenure with Scotts, events lead to a breach of your employment contract for any reason other than fault or resignation, Scotts hereby agrees to pay you at the time of your departure a severance payment of six months base salary. No later than six months following your departure, Scotts will pay you a second severance payment corresponding to your theoretical bonus target based on the six months severance pay.
13. Actual work time is calculated yearly based on 1589 hours. The number of days worked during the year totals 206 (with extra “bridge” days deducted).
Owing to your status as an executive, you are not personally involved in confirming work time.
In case of breach of contract during the year, or an unfinished work year, rights to a reduction in working time shall be based on a prorated calculation.
Pursuant to Articles 3b and 4 of the Framework Agreement on Reduction of Work Time, “each year, an amount equal to 66% of profit share shall be deducted from the amount calculated for your bonus. However, the deduction may not exceed 15% of the initially calculated bonus.”
14. You will be automatically enrolled in our plans:

• Pension	Caisse ARRCO [Association of Supplementary Pension Plans]: UIRIC [Pension Union for Industry and Commerce]	21 rue Roger Salengro 94128 FONTENAY S/BOIS CEDEX

	Caisse AGIRC [Executive Pension Association]: URC [Executive Pension Union]	21 rue Roger Salengro 94128 FONTENAY S/BOIS CEDEX

• Provident fund	MEDERIC	21 rue Laffitte 75317 PARIS CEDEX 09
15. You hereby agree to accept deductions for social security contributions (Lyon URSSAF [Social Security and Family Welfare Agency] — 69691 VENISSIEUX CEDEX, under employee number 691530000002405212), and for pension and provident funds, from the payments made to you pursuant to this contract.
16. You also hereby agree to accept a deduction for the Mutuelle APICIL/MICILS contribution, the documents for which you will find enclosed.
CL

Contract – Mr. Claude Lopez
17. Your recruiting will be addressed in a preliminary employment declaration to the Lyon-Vénissieux URSSAF on June 30, 2001 (to be confirmed).
Pursuant to Law no. 78-17 of January 6, 1978, you are hereby informed that your personal data have been entered on computer medium and provided to the Lyon-Vénissieux URSSAF, through which you can exercise your right of access and to make changes thereto.
Accordingly, having set forth the bases whereby you assure us of your acceptance of this offer, we ask that for proper processing you be so kind as to return a copy of this contract to us, initialed on each page and having added the handwritten phrase “read and approved”, the date, and your signature.
Please accept our best wishes.
Made in Ecully, in two copies, on April 27, 2001.

[signature] Isabelle Proust-Cabrera	[signature] Michel Farkouh

Human Resources Director Scotts France & International	Chief Executive Scotts International, General Public
Annotations by Claude Lopez
[remainder of page handwritten]
Read and approved
Subject to my exact commencement date, currently being discussed with my present employer.
/s/ Claude Lopez
04/27/01